                                                                     EXHIBIT 4.8

                 ASSUMPTION AGREEMENT FOR INVESTOR'S CHOICE PLAN

                  This Assumption Agreement (this "Agreement") is entered into as of August 31, 2002 by and between CenterPoint Energy, Inc., a Texas corporation ("CenterPoint Energy"), and Reliant Energy, Incorporated, a Texas corporation (formerly Houston Industries Incorporated) ("REI").

                  WHEREAS, REI is the sponsor of the Houston Industries Incorporated Amended and Restated Investor's Choice Plan dated August 6, 1997 (the "ICP") (capitalized terms used and not defined herein have the meanings assigned to them in the ICP);

                  WHEREAS, pursuant to an Agreement and Plan of Merger dated as of October 19, 2001, among REI, CenterPoint Energy and Reliant Energy MergerCo, Inc., a Texas corporation and an indirect wholly owned subsidiary of CenterPoint Energy ("MergerCo"), MergerCo will be merged with and into REI (the "Merger"), with REI to be the surviving corporation, as a result of which, at the effective time of the Merger, each share of common stock, without par value, of REI will be converted into one share of CenterPoint Energy's common stock and REI will become an indirect wholly owned subsidiary of CenterPoint Energy;

                  WHEREAS, concurrently with the Merger, REI will (i) distribute the capital stock of all of its subsidiaries, other than certain financing subsidiaries, to CenterPoint Energy (the "Stock Distribution") and (ii) convey its Texas electric generation assets to an indirect wholly owned subsidiary of CenterPoint Energy;

                  WHEREAS, CenterPoint Energy will be the "successor issuer" to REI with respect to the registration statement on Form S-3 related to the ICP; and

                  WHEREAS, CenterPoint Energy is hereby assuming all obligations of REI under the ICP, and REI wishes to have CenterPoint Energy succeed to and be substituted for it under the ICP;

                  NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Assignment. REI hereby assigns and conveys to CenterPoint Energy all of REI's rights and obligations under the ICP.

                  2. Assumption. CenterPoint Energy hereby expressly, unconditionally and irrevocably (i) assumes the punctual performance and observance of all of the covenants and conditions of REI under the ICP and (ii) assumes the rights of REI under the ICP.

                  3. Substitution and Release. CenterPoint Energy agrees to succeed to and be substituted for REI under the ICP with the same effect as if CenterPoint Energy were the original sponsor of the ICP instead of REI. CenterPoint Energy unconditionally and irrevocably releases REI of all covenants, obligations and liabilities under the ICP.

                  4. Covenant To Deliver This Agreement. CenterPoint Energy hereby covenants to deliver an executed copy of this Agreement to the Administrator, the IRA Trustee, any Independent Agent and the Trustee.

                  5. Miscellaneous. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. This Agreement shall inure to the benefit of the Trustee, any and all Participants, CenterPoint Energy and REI and their respective successors and assigns, and is entered into by CenterPoint Energy for the express benefit of the Trustee, the Administrator, the IRA Trustee, any and all Participants and REI.

                  IN WITNESS WHEREOF, the undersigned have caused this Assumption Agreement to be executed by its duly authorized officer as of the date first above written.

                                       CENTERPOINT ENERGY, INC.



                                       By: /s/ Rufus Scott
                                           -------------------------------------
                                           Name: Rufus Scott
                                           Title: Vice President


                                       RELIANT ENERGY, INCORPORATED



                                       By: /s/ Marc Kilbride
                                           -------------------------------------
                                           Name: Marc Kilbride
                                           Title: Treasurer



                                       3